Exhibit 99.1
Everus to Acquire Epsilon Industries, Premier Off-Site Modular Construction Solutions Provider
Strengthens Off-Site Modular Construction Offerings
Enhances Geographic and Market Exposure
Attractive Growth Profile
Bismarck, N.D. — July 31, 2026 — Everus Construction Group (NYSE: ECG) announced today that it has entered into a definitive agreement to acquire Epsilon Industries, a premier designer and manufacturer of complex, modular mechanical and electrical building infrastructure systems, for $295 million in cash, subject to customary adjustments.
With more than 25 years of experience providing off-site construction solutions across North America, Epsilon is recognized in the industry for its innovation, proprietary capabilities and highly refined execution processes that provide consistent and efficient delivery of complex custom solutions. Epsilon offers a full range of services, including design-assist, custom fabrication and turnkey field installation that support diverse project types across attractive end markets, including data center, advanced manufacturing and healthcare.
Epsilon has an extensive footprint of off-site modular construction capabilities across multiple strategic facilities in the U.S. and Canada, enabling nationwide distribution. In addition to integrating with Everus’ existing geographic footprint, Everus expects that Epsilon’s capabilities will enhance growth in priority geographic areas, including Florida, Texas, the Mid-Atlantic and the Northeast. Epsilon is led by a strong leadership team with extensive technical and operational expertise and has an experienced labor force that includes more than 50 engineers and 120 skilled trade employees.
“Epsilon has a strong legacy of innovation and execution in off-site construction services, and the addition of their team will expand our capabilities as we continue to deepen our focus on modular construction and prefabrication across our operations to meet customers’ growing demand,” said Jeffrey S. Thiede, president and CEO of Everus. “Off-site construction in controlled shop environments supports safer work conditions, helps us use labor and materials more efficiently, and creates more predictable project outcomes. Epsilon will help expand our geographic reach and further strengthen our position in key end markets. Together, we are in a stronger position to take advantage of the attractive market dynamics in our business.”
Epsilon President Chris Wiederick said, “We’re thrilled to join the Everus team, and we look forward to collaborating with Everus’ off-site construction leaders to share best practices and support existing operations with off-site solutions for the complex, diverse projects that Everus builds. This is an exciting time in our industry, and we are confident that as part of Everus, we will be able to further accelerate our next phase of growth.”
Wiederick and other key members of Epsilon’s experienced leadership team are expected to remain with the company.
Financial and Transaction Overview
Everus will acquire Epsilon for $295 million, subject to certain customary closing adjustments. The acquisition will be funded through a combination of cash on hand and borrowings under the company's credit facilities. The transaction is expected to close in the third quarter of 2026, subject to regulatory approvals and other customary closing conditions.
Epsilon has a proven history of strong growth with an attractive margin and free cash flow profile. For the full calendar year 2026, Epsilon expects to generate revenue of approximately $250 million with earnings before interest, taxes, depreciation and amortization (EBITDA) as a percentage of revenue in the low double digits.
Everus will update its 2026 financial forecast following the successful close of the transaction.

Compelling Transaction Rationale
•Meaningfully enhances Everus' off-site construction offerings. Epsilon’s turnkey off-site construction capabilities support complex mechanical and electrical projects through in-house engineering, design and manufacturing, underpinned by a proven, committed and tenured management team with more than 25 years of operating experience.
•Adds an extensive footprint of modular prefabrication capacity, expanding access to attractive geographic markets. With nationwide distribution, Epsilon enhances access to priority geographic markets for Everus, including Florida, Texas, the Mid-Atlantic and the Northeast.
•Advances Everus’ strategic objective of expanding and diversifying end-market exposure. Epsilon enhances Everus’ connections into highly attractive sectors, including data center, advanced manufacturing and healthcare.
•Deep client relationships provide opportunities for commercial synergies. Epsilon has a well-established brand and reputation, which combined with Everus' track record of execution and strong market presence, provide meaningful opportunities for commercial synergies over time.
•Strong backlog and opportunity pipeline provides favorable growth outlook. The acquisition of Epsilon is expected to be financially cash accretive with significant expected growth runway supported by meaningful backlog.
Forward-Looking Statements
Information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release, including statements about the acquisition of Epsilon and the anticipated benefits thereof as well as future performance and statements by Everus’ CEO and Epsilon’s president, are expressed in good faith and are believed by the company to have a reasonable basis. This release highlights key growth strategies, projections and certain assumptions for Everus and its subsidiaries and other matters for each of Everus' segments. Many of these highlighted statements and other statements not historical in nature are forward-looking statements. Although Everus believes that its expectations are based on reasonable assumptions as of the date they are made, there is no assurance that Everus' projections will be achieved. Readers are encouraged to refer to assumptions contained in this release, as well as the various important factors listed in Part I, Item 1A - Risk Factors in Everus’ most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Changes in such assumptions and factors could cause actual future results to differ materially from such projections. All forward-looking statements in this release are expressly qualified by these cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Everus does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.
About Everus Construction Group
Everus Construction Group, Inc., a member of the S&P SmallCap 600® index, is Building America's Future® by providing a full spectrum of construction services through its electrical and mechanical, and transmission and distribution specialty contracting services across the United States. These specialty contracting services are provided to commercial, industrial, institutional, renewables, service, transportation, utility and other customers. Its E&M contracting services include construction and maintenance of electrical and communication wiring and infrastructure, fire suppression systems, and mechanical piping and services. Its T&D contracting services include construction and maintenance of overhead and underground electrical, gas and communication infrastructure, as well as the manufacture and distribution of transmission line construction equipment. For more information about Everus, visit everus.com or email investors@everus.com.
Non-GAAP Financial Measures
Throughout this news release, Everus presents financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), as well as non-GAAP financial measures, including Epsilon EBITDA and EBITDA margin. The use of these non-GAAP financial measures should not be construed as alternatives to net income and net income margin. Everus believes the use of these non-GAAP financial measures are beneficial in evaluating the company's financial performance. In addition to information prepared in accordance with GAAP, Everus evaluates operating performance using the non-GAAP financial measures of EBITDA and EBITDA margin. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of results as reported under GAAP. Because of these limitations, EBITDA and EBITDA margin should not be considered as replacements for net income and net income margin, the most comparable GAAP measures, respectively. Non-GAAP financial measures are not standardized; therefore, it may not be possible to compare them with other companies’ EBITDA and EBITDA margin having the same or similar names.
EBITDA is calculated by adding back interest expense, net of interest income, income taxes, and depreciation and amortization to net income. EBITDA margin is calculated by dividing EBITDA by operating revenues.

Everus is unable to reconcile Epsilon’s expected EBITDA margin to its nearest GAAP measure because Everus is unable to predict the timing of the applicable adjustments with a reasonable degree of certainty and the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from Epsilon’s expected EBITDA margin, together with some of the excluded information not being ascertainable or accessible or otherwise outside of Everus' control. By their very nature, non-GAAP adjustments are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact Everus and its financial results. Due to the inherent uncertainty related to these items and the fact that Everus cannot reliably predict all the necessary components of the applicable GAAP measure, Everus does not believe it is able to provide a meaningful estimate of the comparable GAAP measure or reconciliation to any expected GAAP measure without unreasonable efforts.
Investor Contact: Paul Bartolai, Vallum Advisors, Paul.Bartolai@everus.com
Media Contact: Laura Lueder, director of communications, 701-221-6444
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